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                                                                     EXHIBIT 5.1


                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 Avenue of the Americas
                        New York, New York  10019-6064


Telephone:  (212) 373-3000
Facsimile:  (212) 757-3990




                                       January 27, 1999



American Bar Retirement Association
541 North Fairbank Court
Chicago, Illinois 60611-3314

State Street Bank and Trust
Company
225 Franklin Street
Boston, Massachusetts 02110

                       American Bar Association Members/
                         State Street Collective Trust
                      Registration Statement on Form S-1
                              File No. 333-69427
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Ladies and Gentlemen:

          In connection with the above-captioned Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") and the rules and regulations under it (the "Rules"), we have been requested by State Street Bank and Trust Company (the "Trustee"), a Massachusetts trust company, and the trustee of the American Bar Association Members/State Street Collective Trust (the "Collective Trust"), a
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collective trust established and maintained by the Trustee for the purpose of providing various investment vehicles for assets contributed by members of the American Bar Association Members Retirement Program, a program sponsored by the American Bar Retirement Association, an Illinois not-for-profit corporation ("ABRA"), to render our opinion as to the legality of the $2,000,000,000 of units of beneficial interests in eight collective investment funds and three portfolios of a Structured Portfolio Service (the "Units") established by the Trustee under the Collective Trust and that are registered under the Registration Statement.

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): the Registration Statement; the Administrative and Investment Services Agreement dated as of January 1, 1999 between ABRA and the Trustee; the American Bar Association Members Retirement Trust dated January 1, 1992 between ABRA and the Trustee, as amended; the American Bar Association Members Pooled Trust for Retirement Plans dated January 1, 1992 between ABRA and the Trustee, as amended; and the Declaration of Trust dated August 8, 1991, as amended and restated through November 18, 1991, as amended, and all exhibits to them. In addition, we have examined those other certificates, agreements and documents as we deemed relevant and necessary as a basis for our opinion.

          In our examination of the above documents, we have assumed, without independent investigation, the enforceability of the Documents against each party to them, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic,
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reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all these latter documents and the legal capacity of all individuals who have executed any of the documents we have reviewed.

          Based on the above, and subject to the stated assumptions, we are of the opinion that the Units, when issued and delivered and paid for as contemplated in the Registration Statement and the Documents, will be legally issued, fully paid and non-assessable by the Trustee.

          We are members of the Bar of the State of New York and do not purport to be experts in, or to express any opinion concerning, the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. With your permission, this opinion is rendered as to all matters relating to Massachusetts law in reliance upon the opinion dated today of Goodwin, Procter & Hoar LLP, which is filed as an exhibit to the Registration Statement. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                       Very truly yours,


                               /s/ Paul, Weiss, Rifkind, Wharton & Garrison
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                               PAUL, WEISS, RIFKIND, WHARTON & GARRISON